National Capital Benefits Corp.
                    Senior Subordinated Note
                               and
                   Warrant Purchase Agreement


                  Dated as of December 29, 1995


TABLE OE CONTENTS
                                                            Page
BACKGROUND
A.   Seller
B.                   Line                of                Credit
  1
C.          Purchase        and        Sale        of        Note
  1
D.                  Use                of                Proceeds
  1
E.                                                       Warrants
  1
F.        Security      for     Payment     of      the      Note
  1
G.   Intercreditor Agreement
1

STATEMENT                       OF                      AGREEMENT
2
     Section            1.               Defined            Terms
2
     Section    2.       Purchase   and   Sale   of   the    Note
12
     Section        3.           Issuance       of       Warrants
13
     Section       4.           Conditions       to       Closing
13
     Section 5.     Representations and Warranties of the  Seller
15
     Section  6.      Representations  and  Warranties   of   the
Purchaser       19
     Section         7.             Affirmative         Covenants
20
     Section          8.              Negative          Covenants
23
     Section        9.            Events        of        Default
26
     Section    10.    Consequences   of   Event    of    Default
28
     Section                 II.                    Miscellaneous
29

     Note      Between      the     Seller     and      Purchaser
Exhibit A
     Subordinated               Security                Agreement
Exhibit B
     Certificate                  of                   Compliance
Exhibit C
     Validity   and   Support   Agreement   of   Kenneth    Klein
Exhibit D-1
     Validity  and  Support  Agreement of  Jeffrey  S.  Goldstein
Exhibit D-2
     Validity and Support Agreement of National Capital
          Management                                  Corporation
     Exhibit D-3
     Bank              One             Loan             Agreement
Exhibit F
     Security      Agreement-Pledge     of     Capital      Stock
Exhibit F
     Transactions                 with                 Affiliates
Exhibit G

     Itemized                  Transaction                  Costs
Schedule 1
     Subordinated         Indebtedness         at         Closing
Schedule 2
     Other Indebtedness                                Schedule 3

                                i

                    Senior Subordinated Note
                 and Warrant Purchase Agreement

This is a SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT dated as of December 29, 1995 ("Agreement") by and between
National Capital Benefits Corp. ("Benefits"), a Delaware corporation, as seller, and Banc One Capital Partners V, Ltd. ("BOCP V"), an Ohio limited liability company, as purchaser.

Seller, together with its respective successors and assigns, is referred to as "Seller". BOCP V, together with its successors and assigns, is referred to as "Purchaser". The Seller and the
Purchaser are referred to individually as a "Party" and collectively as the "Parties."

BACKGROUND

A.   Seller.

The  Seller  is  engaged  in  the  business  of  purchasing  Life
Insurance Policies (as defined herein) insuring the lives of terminally ill individuals at a discount from the Death Benefit of such policies (the "Business").

B.   Line of Credit.

Pursuant to a Loan Agreement dated as of December 29, 1995 and a corresponding Security Agreement and Assignment dated December 29, 1995 between Bank One Columbus, N.A. ("Bank One Lender") and the Seller, (collectively, the Bank One Credit Agreement"), the Bank One Lender has agreed to advance up to a maximum of $15,OOO,OOO principal amount at any one time outstanding to Seller 01, a revolving credit basis ("Bank One Loans"). As provided for in the Bank One Credit Agreement, the Bank One Loans will be secured by a first priority security interest in all of the assets of the Seller, including, but not limited to the assignment of certain Life Insurance Policies (as defined herein) to the l3ank One Lender.

C.   Purchase and Sale of Note.

Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to Purchaser a $2,000,000 aggregate principal amount Senior Subordinated Note due December 31, 1998 (the "Note").

D.   Use of Proceeds.

The proceeds of the Bank One Loans and the Note shall be used to repay all of the Seller's outstanding borrowings from Transamerica Lender Finance, a division of Transamerica Business Credit Corporation and for working capital and other general corporate purposes.

E.   Warrants.

Upon the terms and subject to the conditions set forth in this Agreement, Seller shall issue and sell to Purchaser warrants
("Warrants")  to purchase sixty-eight (68) shares  of  Non-Voting
Stock (as defined herein)

The shares of Non-Voting Stock issued or issuable upon exercise of the Warrants are referred to as the "Warrant Shares".

F.   Security for Payment of the Note.

Pursuant to the Security Agreement (as defined herein) Seller has, as security for the obligations evidenced by the Note and other obligations hereunder, granted to the Purchaser a second priority security interest in all of the assets of Seller, including, but not limited to all of the Life Insurance Policies, the AMIC and AMRC Insurance Contracts (all as defined herein) and related rights and documents and the proceeds thereof and an assignment and pledge of all of the outstanding Capital Stock of the Subsidiaries (as defined herein) of Seller, all of which Capital Stock is owned beneficially and of record by Seller.

G.   lntercreditor Agreement.

The Purchaser and the Bank One Lender are parties to a Intercreditor Agreement dated as of January _, 1996 ("Intercreditor Agreement"), which provides for the subordination of obligations evidenced by the Note to the Bank One Loans and the manner of allocation of Collateral under the Bank One Credit Agreements and Security Agreements.

STATEMENT OF AGREEMENT

In consideration of their mutual promises set forth in this Agreement, the Parties hereby agree as follows.

Section 1.     Defined Terms.

As used herein, the following terms shall have the following meanings, unless the context otherwise requires, as modified, amended or restated from time to time as provided for herein.

1.1 "Affiliate" means with respect to any Person: (i) any person directly or indirectly controlling, controlled by, or under common control with such Person; (ii) any person owning or controlling 10% or more of the outstanding voting securities of such Person; (iii) any officer, director, member or general partner of such Person; or (iv) any Person who is an officer, director, general partner, trustee, member or holder of 10% or more of the voting securities of any Person described in clauses
(i) through (iii) of this subparagraph.

1.2 "Accountants" means with respect to the Seller, the independent certified public accountants selected by the Seller with the approval of the Purchaser or the Bank One Lender.

1.3  "Agreement" means this agreement.

1.4 "AMIC Insurance Contract" means that Abnormal Mortality Insurance Contract issued to Seller by NCB Insurance Limited and any amendments or endorsements thereto as provided to Purchaser at Closing by Seller; and, subject to the approval of Purchaser, any amendments or endorsements of such contract.

1.5 "AMRC Insurance Contract" means those Abnormal Mortality Stop Loss Reinsurance Contracts issued to NCB Insurance Limited by American Accident Reinsurance Group and Federal Insurance Company and any amendments or endorsements thereto as provided to Purchaser at Closing by Seller and, subject to the approval of Purchaser, any amendments or endorsements of such contracts or changes in the companies which participate in the pools of insurors under such contracts, which approval shall not be unreasonably withheld.

1.6 "Annual Financial Statements" means with respect to the Seller a consolidated statement of financial condition (balance sheet), a consolidated statement of income or earnings, and a consolidated statement of changes in cash position, customarily prepared by the Seller, for each Fiscal Year of the Seller, including the consolidating schedules or statements used to prepare the above statements, which statements of financial condition and income or earnings shall be prepared in accordance with GAAP, be presented in reasonable detail with appropriate accompanying notes, present a comparison to the prior Fiscal Year and be accompanied by the audit report of the Accountants and any management or similar letter delivered by such Accountants.

1.7 "Average Monthly Operating Expenses" means for the month for which the calculation is being made, the monthly average calculated using the month for which the calculation is being made and the prior five months of consolidated operating expenses incurred by Seller (including, but not limited to the compensation, rent, utilities, professional fees, supplies, advertising, marketing and other expenses not directly related to the purchase of Life Insurance Policies, but excluding the commissions payable pursuant to the Asset Purchase Agreement with (CAPX Corporation dated July 29, 1994).

1.8 "Average Monthly Policy Purchases" means for the month for which the calculation is being made, the monthly average calculated using the month for which the calculation is being made and the prior five months of the Death Benefit of all Eligible Policies purchased by the Seller.

1.9 "Bank One Credit Agreement" shall have the meaning set forth in Background Paragraph B, and including all extensions and renewals thereof.

1.10 "Bank One" means Bank One, Columbus, N.A., together with its successors and assigns.

1.11 "Bank One Lender" means Bank One, Columbus, N.A., in its capacity as lender under the Bank One Credit Agreement, together with its successors and assigns in such capacity.

1.12  "Bank  One Loans" have the meaning specified in  Background
Paragraph B, including any Indebtedness related to the collection efforts of the Bank One Loans, and all extensions and renewals thereof

1.13  "Benefits"  shall mean National Capital Benefits  Corp.,  a
Delaware corporation, together with its successors and assigns.

1.14  "Benefits Value Ratio" shall have the meaning set forth  in
Section 8(e).

1.15 "BOCP V" means Banc One Capital Partners V, Ltd., an Ohio limited liability company, together with its successors and assigns.

1.16  "Business" shall have the meaning set forth  in  Background
Paragraph A.

1.17 "Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Columbus, Ohio.

1.18 "Capital Stock" of any Person means, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person or partnership interests and any warrants, options or other rights to acquire such stock or interests.

1.19 "Certificate of Compliance" means a certificate, in the form of Exhibit C, to be prepared monthly by the Seller and, in connection with the Annual Financial Statements, verified in writing by the Accountants, which certificate shall set forth the calculation of the financial covenants as and to the extent required by Section 8 and certify that no Event of Default has occurred. Such Certificate of Compliance shall be delivered to the Purchaser within thirty (30) days of the end of each calendar month for the Monthly Financial Statements, and ninety (90) days of the end of each calendar year for the Annual Financial Statements.

1.20 "Change of Control" means (i) an event or series of events by which any Person or Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of' Rule 13d-3 under the Securities Exchange Act), of 50% or more of the Voting Power of the Seller, or (ii) the Seller is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Seller immediately prior to such transaction hold less than a majority of the combined Voting Power of the Person surviving the transaction.

1.21  "Closing  Date"  means the date of  the  "Closing"  of  the purchase  and  sale  of  the  Note and  the  Warrant  Certificate pursuant to the terms of this Agreement as provided in Section  4 hereof.

1.22 "Collateral" means the collateral collectively described in the Security Agreements.

1.23 "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities
Exchange Act of 1934.

1.24 "Commitment" means, as of any Date of Determination, the amount presently available under the Bank One Loans.

1.25  "Common Stock" means the shares of Voting Stock  arid  Non-
Voting Stock of Seller treated as a single class of stock, at any time outstanding.

1.26 "Convertible Securities" shall have the meaning set forth in the Warrant Certificate.

1.27 "Date if Determination" means the date upon which a calculation or an event is to be made or determined under this Agreement.

1.28 "Death Benefit" means the amount which an insurer is obligated to pay under a Purchased Policy upon Policy Maturity, which amount is equal to the Face Amount of the Purchased Policy minus Policy Loans, if any.

1.29  "ERISA  Affiliate" shall mean all members of the  group  of
corporations   and   trades  or  businesses   (whether   or   not
incorporated) which, together with the Seller, are treated as a single employer under Section 414 of the Code.

1.30 "ERISA Plan" shall mean any pension benefit plan subject to Title IV of ERISA or Section 41 2 of the Code maintained or contributed to by the Seller or any ERISA Affiliate with respect to which the Seller has a fixed or contingent liability.

1.31 "Eligible Policies" means any Life Insurance Policy which qualifies as an "Eligible Policy" under the Bank One Credit Agreement as such term is defined as of the date of Closing and in which the Purchaser has been granted a second priority security interest; provided, however, that if there is any modification, revision or amendment to the term "Eligible Policy" in the Bank One Credit Agreement or any replacement credit agreement which has been approved by the Purchaser in its reasonable discretion or any of the defined terms used or contained in such definition of "Eligible Policy", such modification, revision or amendment, for purposes of this Agreement. shall not, during the period the Note is outstanding, be effective without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

1.32  "Event  of  Default" shall have the meaning  set  forth  in
Section 9.

1.33 "Face Amount" means the maximum benefit amount of the base policy without riders payable by an insurer under a Life
Insurance Policy against which there have been no Policy Loans.

1.34 "Financial Statements" means the Annual Financial Statements and Monthly Financial Statements of the Seller

1.35 "Finder's Fees" means the fees payable to R. Bachenheimer under the Finder's Fee Agreement dated March 10, 1994.

1.36  "Fiscal Year" means the one-year period ending December  31 of each year.

1.37 "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Seller, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Financial Statements delivered to the Purchaser in connection with the purchase of the Note. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Seller may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Purchaser and the Purchaser agrees to such change insofar as it affects the accounting of the Seller.

1.38 "Indebtedness" with respect to the Seller on a consolidated basis means, as of any Date of Determination, the sum (without duplication) at such date of (i) all indebtedness of the Seller for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, reflected on the most recent Financial Statements (excluding trade payables and similarly accrued operating expenses), (ii) all obligations of the Seller under any financing lease (iii) all obligations of the Seller in respect of letters of credit, acceptances, or similar obligations issued or created for the account of the Seller, (iv) all guaranty obligations of the Seller, and (v) all liabilities secured by any lien on any property owned by the Seller, whether or not the Seller have assumed or otherwise become liable for the payment thereof

1.39 "Intercreditor Agreement" shall have the meaning set forth in Background Paragraph G, as amended or restated from time to time.

1.40 "Investment" means any loan, advance or capital contribution to, or investment in, or purchase or otherwise acquisition of any Capital Stock, securities or evidences of indebtedness of any Person.

1.41 "Investor's Equity" means, collectively, the shares of Capital Stock of Management owned beneficially or of record on September 30, 1995 by James Pinto, John Shaw, Jerry Seslowe and the proportionate share ownership of Resource Holdings Associates through its ownership in REHC, L.P. The number of shares owned by such individuals and Resource Holdings Associates on September 30, 1995 and as of the date of Closing is listed on Exhibit A to the Warrant Certificate.

1.42 "Life Expectancy" means, determined at the date of the purchase of the Life Insurance Policy by Seller, the later of the estimated life expectancy of the insured, expressed in months, as determined in accordance with the Purchase Guidelines.

1.43 "Life Insurance Policy(ies)" shall mean life insurance policies purchased in whole or in part by the Seller, subject to Bank One Lender's independent verification of purchase, in strict compliance with the Purchase Guidelines, which have been duly assigned to the Bank One Lender as agent and in which the Purchaser has been granted a second priority security interest.

1.44 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

1.45   "Management"   shall  mean  National  Capital   Management
Corporation, a Delaware corporation, together with its successors and assigns.

1.46 "Management Agreement" means, collectively, (i) the Management Agreement dated December 28, 1995, by and between
Management and Seller and (ii) the Management Agreement dated March 11, 1994, by and between Management and Seller, providing for the payment of the Management Fees by Seller to Management.

1.47 "Management Fees" means the fees payable to Management pursuant to the Management Agreement. The Management Fees accrued as of the date of Closing are shown on Schedule 2.

1.48 "Matured Policy Performance" means, with respect to a Life Insurance Policy, an amount equal to a fraction whose numerator is equal to number of months for which the Seller owned the Life Insurance Policy before Policy Maturity and whose denominator is equal to the Life Expectancy of such Life Insurance Policy.

1.49 "Maturity Date means, with respect to the Note, December 31,
1998.

1.50 "Monthly Financial Statements" means, with respect to the Seller, a consolidated statement of financial condition (balance sheet), a consolidated statement of income or earnings, a consolidated statement of changes in cash position and other statements prepared by the Seller (including the consolidating schedules or statements used to prepare the above statements)(except for NCB, whose results for the periods reported in the consolidated statements shall be included only to the extent available, provided that such results shall be consolidated no less often than quarterly). for each month and for the Fiscal Year to date, which statements of financial condition and income or earnings shall be prepared in accordance with GAAP (subject to any applicable year-end adjustments and the absence of footnotes), to be presented in reasonable detail and present a comparison to the comparable monthly and year-to-date periods for the preceding Fiscal Year.

1.51 "NCB" means NCB Insurance Limited, an insurance company chartered in Bermuda, and a wholly-owned subsidiary of Seller, together with its successors and assigns.

1.52 "Net Income" of' any Person shall mean, for the period ending on a particular date, the net income (after federal, state and local income taxes) of such Person which would appear on statements of income and cash flows of such Person for such period prepared in accordance with
GAAP.

1.53 "Net Worth" any Person shall mean, as of any date, the total shareholder's equity (including capital stock additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

1.54  "Non-Voting  Stock" shall have the  meaning  set  forth  in
Section 5(f).

1.55 "Note" means the Senior Subordinated Note due December 3  1,
1998 issued and sold by the Seller to the Purchaser pursuant to this Agreement. The Note is in the form of Exhibit A.

1.56 "Obligations" shall mean (i) all amounts owed by the Seller to the Purchaser evidenced by the Note, (ii) all amounts owed by the Seller under the terms of the Purchase Agreement, and (iii) all other present and future indebtedness and obligations of the Seller to the Purchaser however created, arising or evidenced, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing (including the payment of the Repurchase Price ( as defined in the Warrant Certificate) upon exercise of the Put Option (as defined in the Warrant Certificate) granted pursuant to the Warrant Certificate).

1.57 "Outstanding Common Stock" means, as of any date, all shares of Common Stock then outstanding plus the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date (whether or not the rights to convert, exchange or exercise thereunder are presently exercisable), including the maximum number of shares issuable under the Warrants; provided that the maximum number of shares of Common Stock issuable in respect of Convertible

Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date shall be adjusted in accordance with the "treasury stock" method determined under generally accepted accounting principles pursuant to Accounting Principles Board Opinion 15.

1.58 "Parties" means the Seller and the Purchaser collectively, and "Party" means any one of the Parties.

1.59 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of equity.

1.60 "Pledge Agreement" means the Security Agreement - Pledge of Capital Stock dated as of the date hereof by and between the Seller and the Purchaser whereby the Seller has granted to the Purchaser a second priority security interest in the Capital Stock of the Subsidiaries.

1.61  "Preferred Stock" shall have meaning set forth  in  Section
5(f).

1.62 "Prime Rate" means, at any Date of Determination, the prime rate most recently announced by Bank One, Columbus, N.A. in effect at its principal office in Columbus, Ohio Any change in the Prime Rate shall become effective as of the date of such change in the prime rate.

1.63 "Policy Loan" means the aggregate of all loans or other disbursements made by an insurer under a Life Insurance Policy to, or for the benefit of or at the designation of the owner on such Life Insurance Policy prior to the purchase of such policy by the Seller which is to be repaid or reimbursed to such insuror at Policy Maturity.

1.64 "Policy Maturity" means, with respect to a Purchased Policy, the death of the insured under such Purchased Policy.

1.65 "Purchased Policy" means a Life Insurance Policy or portion of a Life Insurance Policy purchased by the Seller or in which the Seller receives an irrevocable interest.

1.66 "Purchase Guidelines" means the guidelines to be used by the Seller in purchasing Eligible Policies (as submitted to Purchaser prior to Closing). The Purchase Guidelines are attached to the Bank One Credit Agreement which is attached as Exhibit E.

1.67 "Purchaser" means BOCP V, together with its successors and assigns.

1.68 "Qualified Expense(s)" means an amount expensed or accrued by the Company under GAAP which is a reimbursement to an Affiliate for amounts incurred by the Affiliate on an arm's-length basis and which are owed by the Affiliate to a third-party who is not an Affiliate of(i) the Affiliate paying or accruing such expense or (ii) the Company.

1.69  "Related Documents" means the Security Agreements,  Warrant
Certificate, Intercreditor Agreement, Co-Sale Agreement  and  the
Validity and Support Agreements.

1.70 "Remaining Life Expectancy" means, as of any Date of Determination, the Life Expectancy with regard to a Life Insurance Policy less the number of months between the Date of Determination and the original date of purchase of the Life Insurance Policy by the Seller; provided, however, that for purposes of calculating the Weighted Average Adjusted Remaining Life Expectancy, if such sum is equal to or less than zero, the Remaining Life Expectancy shall be equal to fifty percent (50%) of the Life Expectancy.

1.71 "Security Agreements" means, collectively, (i) the Subordinated Security Agreement and (ii) the Pledge Agreement, both dated as of the date hereof for the benefit of the Purchaser, all as modified, amended or restated from time to time, together with any other agreements securing the payment of the obligations evidenced by the Note or under this Agreement.

1.72 "Seller" means Benefits, together with its successors and assigns.

1.73 "Subordinated Indebtedness" means all Indebtedness which is subordinated to the Note, including the Management Fees and the escrow fees which amounts accrued as of the date of Closing are shown on Schedule 2.

1.74 "Subordinated Security Agreement" means the Subordinated Security Agreement dated as of the date hereof between the Seller and Purchaser, whereby Seller has granted a security interest in the Collateral to the Purchaser during the time the Note is outstanding.

1.75 "Subsidiaries" means, collectively, Living Benefits, Inc., a Delaware corporation, American Life Resources Corporation, a Delaware corporation and NCB Insurance Limited, an insurance company chartered in Bermuda, together with their respective successors and assigns.

1.76 "Tangible Net Worth" of any person shall mean, as of any date, the Net Worth of the Person less all amounts appearing on the balance sheet of such Person used for determining the Net Worth related to (i) goodwill, (ii) patents, trademarks, trade names, copyrights and franchises, and (iii) all other similar assets which would be classified as intangible assets under GAAP.

1.77 "Total Liabilities" of any Person shall mean, as of any Date
of   Determination,  all  amounts  which  would  be  included  as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP.

1.78  "Total  Net  Benefits  Value" means,  as  of  any  Date  of
Determination,  the  sum of the Death Benefits  of  all  Eligible
Policies.

1.79 "UCC" means the Uniform Commercial Code as in effect in the State of Ohio.

1.80 "Unmatured Policy Performance" means, with respect to a Life Insurance Policy that has not reached Policy Maturity as of the Date of Determination, a fraction whose numerator is equal to the number of months the Seller has owned such Life Insurance Policy as of the Date of Determination and whose denominator is equal to the Life Expectancy of such Life Insurance Policy.

1.81 "Validity and Support Agreements" means collectively, the Validity and Support Agreement of Kenneth Klein, the Validity and Support Agreement of Jeffrey S. Goldstein, and the Validity and Support Agreement of National Capital Management Corporation, to be executed and delivered by Kenneth Klein, Jeffrey S. Goldstein and National Capital Management Corporation to the Purchaser at or about the Closing, as amended, modified, restated, supplemented or renewed from time to time in the form set forth in Exhibit D-l, D-2 and D-3, respectively.

1.82 "Voting Power" means with respect to any corporation the power to vote for or designate members of the board of directors of such corporation, whether exercised by virtue of the record ownership of stock, under a close corporation or similar agreement or under an irrevocable proxy.

1.83  "Voting Stock" shall have the meaning set forth in  Section
5(f).

1.84 "Warrant Certificate" means the certificate issued by the Seller to the Purchaser evidencing the Warrants.

1.85 "Warrant Shares" means the shares of Non-Voting Stock of the Seller issuable upon exercise of the Warrants, together with other shares of Common Stock or Convertible Securities purchased or acquired as provided for in the Warrant Certificate.

1.86 "Warrants" means the warrants to purchase an aggregate of sixty-eight (68) shares of Non-Voting Stock issued and sold to the Purchaser by the Seller pursuant to this Agreement. The
Warrants are evidenced by a Warrant Certificate.

1.87 "Weighted Average Adjusted Remaining Life Expectancy" means, as of any Date of Determination, a fraction (i) the numerator of which is equal to the total for all Eligible Policies of (A) the product of the Remaining Life Expectancy for such Eligible Policy multiplied by (B) the Death Benefit for such Eligible Policy; and
(ii) the denominator is equal to the sum of the Death Benefits of all the Eligible Policies used in calculating the numerator.

1.88 "Weighted Average Policy Performance Factor" means, as of any Date of Determination an amount equal to a fraction whose (i) numerator is equal to the sum of (A) Matured Policy Performance multiplied by the Death Benefit for each such Life Insurance Policy; plus (B) Unmatured Policy Performance multiplied by the Death Benefit for each such Life Insurance Policy; and (ii) whose denominator is the sum of the Death Benefits for all Life Insurance Policies used in the calculation of the numerator.

1.89 "Working Capital" means, at the end of each calendar month an amount equal to (i) the Seller's cash; plus (ii) seven and one-half (7.5%) of Seller's accounts receivable with respect to the AMIC insurance Contract, AMRC Insurance Contract and the Death Benefit of Life Insurance Policies which have reached Policy Maturity; plus (iii) Seller's availability under the Commitment; minus (iv) the Seller's accounts payable (as determined under GAAP); minus (v) the Seller's current accrued expenses (as determined under GAAP).

Section 2.     Purchase and Sale of the Note.

Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to Purchaser and Purchaser shall purchase from the Seller a Note in the aggregate principal amount of $2,000,000, for a purchase price of $2,000,000. Such purchase and sale shall be consummated on the Closing Date as provided for in this Agreement, and on such date the Purchaser shall make payment of the purchase price of the Note by wire transfer to an account designated in writing by the Seller.


The  Note  shall  include  the  following  terms  and  shall   be
substantially in the form of Exhibit A.

(a) Term. The Note shall be dated the date of this Agreement and shall be due and payable in fall on or before the Maturity Date.

(b) Interest Rate. The Note shall accrue interest (computed on the basis of the actual number of days elapsed over a 360 day year comprised of twelve months of 30 days each with monthly compounding) on the unpaid principal balance thereof at a fixed rate per annum equal to fourteen percent (14%).

(c) Interest Payment Dates. Interest on the Note shall be payable monthly in arrears on the last Business Day of each month, commencing January 31, 1996.

(d) Principal Payments. The unpaid principal amount of the Note shall be due and payable in a single installment on the Maturity
Date.

(e) Prepayments. The Note may be prepaid in whole or in part at any time without penalty upon fifteen (15) day's notice to Purchaser in increments of not less than $100,000, provided that any interest due must be paid concurrent with and in addition to any principal prepayment. The Note is not a revolving loan facility No principal repaid may be reborrowed pursuant to this Agreement.

(f)  Subordination. The Note will be subordinated to the Bank One
Loans,   including  all  renewals,  extensions  or  continuations
thereof.

(g) Payments. All payments and prepayments, if applicable, to be made by the Seller, with respect to principal, interest or penalties on the Note shall be due at .30 p.m. Columbus, Ohio time on the day when due and shall be made to the Purchaser in federal funds or other immediately available lawful money of the United States of America. Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the Business Day preceding the due date.

(h) Default Rate. Notwithstanding anything to the contrary contained herein or in the Note, upon the occurrence and during the continuation of an Event of Default resulting from the failure to timely pay principal of or interest on the Note or upon the occurrence and during the continuation of any other Event of Default (subject to any applicable notice and cure provisions provided herein), the Note shall bear interest at a rate per annum equal to the Prime Rate plus nine percent (9%) from the date of such Event of Default until paid in full.

(i) Security. Until payment in frill of the Note, as security for the payment of the Note and for the performance of and compliance with all of the terms, covenants, conditions and stipulations and agreements contained in this Agreement and in the Note, the Seller, by the Security Agreements and by other instruments, including UCC financing statements, shall, as provided in the Security Agreements, assign and grant to the Purchaser a second priority security interest in all of the Life Insurance Policies and the AMIC and AMRC Insurance Contracts and related rights and documents and the proceeds thereof and all of the outstanding Capital Stock of the Subsidiaries (excluding NCB, until such time as the consent of the Bermuda Monetary Authority and the Registrar of Companies has been obtained for the pledge of the Capital Stock), all of which Capital Stock is owned beneficially and of record by Seller.

Section 3.     Issuance of Warrants.

Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall issue and sell to the Purchaser and the Purchaser shall purchase from the Seller for a purchase price of $100, Warrants to purchase sixty-eight (68) shares of Non-Voting Stock, which shares of Non-Voting Stock represent, as of the date hereof, in the aggregate 12% of the Outstanding Common Stock, of the Seller, after giving effect to the issuance of such Warrant Shares. The sale shall be consummated on the Closing Date. The terms and conditions of exercise of such Warrants, including the time of exercise, and the number of Warrant Shares which may be purchased upon exercise shall be as provided in the Warrant Certificate.

Section 4.     Conditions to Closing.

The obligation of the Purchaser to purchase the Note and the Warrants is subject to the fulfillment, in a manner reasonably satisfactory to the Purchaser and its counsel, of each of the following conditions precedent on or before the date of purchase of the Note and Warrants ("Closing").

(a) No Event of Default. No Event of Default or event which with notice, lapse of time or both would constitute an Event of Default has occurred.

(b) Representations and Warranties. Each of the representations and warranties of the Seller set forth in this Agreement and the Security Agreements shall be true and correct in all material respects as of the date of Closing.

(c) Bank One Credit Agreement. The Bank One Credit Agreement shall have been duly executed and delivered by the Seller and the Bank One Lender, shall remain in frill force and effect as of the date of Closing, and no event of default or event which with notice, lapse of time or both would constitute an event of default thereunder shall have occurred thereunder.

(d) Execution and Delivery of Documents. Each of the following documents, in form and substance reasonable satisfactory to the Purchaser and its counsel, shall have been duly executed and delivered:

     (i) a Note in the principal amount of $2,000,000 payable to Purchaser;

     (ii) a  Warrant  Certificate for the purchase of sixty-eight
          (68) Warrant Shares issued in the name of Purchaser;

     (iii)     the Bank One Credit Agreement;

     (iv) the Related Documents;

     (v) certified copies of the corporate resolutions of the Seller and Subsidiaries authorizing the execution, delivery and performance of its obligations under this Agreement, the Note, the Related Documents and any other documents to be delivered pursuant to this Agreement;

     (vi) certified copies of the Certificate of Incorporation, including any and all amendments thereto, and a certified copy of the by-laws of the Seller and the Subsidiaries as in effect on the date of Closing;

     (vii) the certificate of the Secretary of the Seller certifying the names of the officers of the Seller and the Subsidiaries authorized to sign this Agreement, the Note, the Related Documents and any other documents or certificates to be delivered pursuant to this Agreement by the Seller and the Subsidiaries, together with the true signatures of such officers;

     (viii)an opinion of counsel for the Seller, addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its counsel; and

     (ix) such    other   opinions,   certificates,   affidavits,
          documents and filings., including any and all UCC filings, as the Purchaser may deem reasonably necessary or appropriate.

(e)   Warrant  Shares. Creation and reservation  of  the  Warrant
Shares in the capital structure and the books and records of Seller.

(f)  Fees and Disbursements.  Payment at or before Closing of all
fees   and  disbursements  under  this  Agreement,  the   Related
Documents and the Note, including, but not limited to attorneys' fees and expenses.

(g) Proforma Balance Sheet. Purchaser shall have received from Seller a proforma balance sheet of Seller dated as of the date of Closing, taking into account all transactions contemplated by this Agreement, in form and substance satisfactory to Purchaser in its reasonable discretion.

(h) Proforma Projections. Purchaser shall have received from Seller, not later than March 3 1, 1996, proforma projections of Seller's future performance for each of the three Fiscal Years following the Closing Date, on a consolidated basis, including a balance sheet, statement of income or earnings and a statement of changes in cash flow, dated as of the Closing, in form and substance satisfactory to the Purchaser in its reasonable discretion.

Section 5.     Representations and Warranties of the Seller.

The representations and warranties of the Seller set forth in this Section 5 shall survive the purchase and sale of the Note and Warrants, and any investigation made by the Purchaser shall not diminish the right of the Purchaser to rely upon such representations and warranties. The Seller represents and warrants to the Purchaser the following effective, as of the original date of this Agreement

(a) Organization. The Seller is a corporation duly organized and validly existing under the laws of the state of Delaware and the execution, delivery and performance of this Agreement, each of the Related Documents and of any instrument or agreement required by this Agreement and each of the Related Documents are within the Seller's and Subsidiaries powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw or other organizational documents of the Seller or any Subsidiary.

(b) No Conflicts. The execution, delivery and performance of this Agreement, the Related Documents and any other instrument or agreement required by this Agreement are not in conflict with any law or any material indenture, agreement or undertaking to which the Seller or any Subsidiary is a party or by which the Seller or any Subsidiary is bound or affected.

(c) Enforceability. This Agreement is a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms and each Related Document, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable in accordance with their respective terms, except, in either case, as enforcement thereof may be affected by bankruptcy, moratorium, insolvency or similar laws affecting creditors' rights generally or by the application by a court of equitable principles.

(d) Good Standing. The Seller and each Subsidiary is properly licensed or has properly applied for and is actively pursuing such license, where required by any state and in good standing in each state in which the Seller and each Subsidiary is doing business and the Seller and each Subsidiary has qualified under, and complied with, where required, the fictitious name statute of each state in which the Seller and each Subsidiary is doing business and where the failure to do so would have a material adverse affect on the Seller's consolidated financial condition or operations.

(e) Compliance with Laws. To the best of the knowledge of the Seller after due inquiry, (i) the Seller and each Subsidiary has complied with all federal, state and local laws, rules and regulations affecting the Business of the Seller or such Subsidiary; and (ii) there has been no material change in any law or regulation which impacts the Business of the Seller or any Subsidiary.

(f) Capitalization. Management and VFC Trust, of which Kenneth Klein, the President of Seller is the sole trustee, own 85.5% and 14.5%, respectively, of the Capital Stock of Seller. The authorized shares of Capital Stock of Seller consist of 600 shares of $0.01 par value with vote ("Voting Stock") of which 500 shares are presently issued and outstanding, 100 shares of $0.01 par value without vote ("Non-Voting Stock") of which no shares are presently issued and outstanding., and 68 shares are reserved for issuance upon the exercise of the outstanding Warrant, and 750 shares of Series A preferred stock $0.01 par value, $10,000 liquidation value without vote ("Preferred Stock") of which 5 19 shares are presently issued and outstanding.

(g) Ownership of Collateral. All Collateral is owned by the Seller free and clear of all security interests, liens, encumbrances and rights of others except for the rights of the Bank One Lender under the security agreement required under the Bank One Credit Agreement.

(h) Litigation. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of the Seller threatened, against or affecting the Seller or any Subsidiary or its property, the adverse determination of which will have a material adverse affect the Seller's consolidated financial condition or operation or impair the Seller's ability to perform its obligations hereunder or under any instrument or agreement required hereunder.

(i) No Event of Default. No event has occurred and is continuing or would result from the transactions described in this Agreement which constitutes or would constitute an Event of Default or which, upon a lapse of time or notice or both, would become an Event of Default

(j) Perfected Security Interest in Collateral. Except for the filing of financing statements with respect to the Collateral and the delivery to the Purchaser of any Collateral as to which possession is the only method of perfecting a security interest therein, no further action is necessary in order to establish and perfect the Purchaser's lien on or perfected security interest in the Collateral, which lien shall be second only to the lien of the Bank One Lender in the Collateral.

(k) Information Submitted. The audited Annual Financial Statements and unaudited Monthly Financial Statements of the Seller through November 30, 1995 submitted by the Seller to the Purchaser have been prepared in accordance with GAAP consistently applied, are true and correct in all material respects and are complete insofar as may be necessary to give the Purchaser a true and accurate knowledge of the subject matter thereof. There are no undisclosed contingent liabilities in the aggregate in the excess of $50,000.

(l) No Material Adverse Change. There has been no material adverse change in (i) the consolidated financial condition of the Seller since the date of the most recent Financial Statements submitted to the Purchaser or (ii) in the Business of Seller.

(m) Absence of Derivatives Transactions. There have been no derivatives transactions during the past five (5) years and no conditional or contingent liabilities remain with regard to any such transaction which predates the last five years.

(n) Taxes. All tax returns required to be filed by the Seller in any jurisdiction have been filed or extended and all taxes, assessments, fees and other governmental charges upon the Seller or upon any of us properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of the Seller. The Seller has no knowledge of any proposed tax assessment against the Seller or any Subsidiary.

(o) Securities Act. The Seller has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, any applicable state securities law, or of any other requirement of law, and are not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Seller is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

(p) Disclosure. To the best knowledge of the Seller, (i) none of the Financial Statements or documents furnished by the Seller to the Purchaser in connection with their evaluation of the purchase of the Note contained any material misstatement of material fact or omitted to state any material fact necessary in order to make the statements contained therein not misleading and (ii) no officer, employee or representative has made any material misstatement of fact or any materially misleading statement of fact to the Purchaser in connection with its evaluation of the purchase of the Note which would have a material adverse effect on the financial condition or Business of the Seller or any Subsidiary.

(q) Indebtedness. Immediately after the date of Closing, the Seller will not have any outstanding Indebtedness other than: (i) the Note; (ii) the Bank One Loans; (iii) the Finder's Fees, (iv) Subordinated Indebtedness as shown on Schedule 2; and (v) other Indebtedness as shown on Schedule 3

(r) Subsidiaries. Immediately after Closing, the Seller will not have any subsidiaries or own any Capital Stock, partnership interest, membership interest or other equity interest in or of any other entity, other than its ownership interest in the Subsidiaries.

(s)   ERISA Plan. The Seller has no ERISA Affiliates and does not currently  maintain,  contribute to,  have  any  requirements  to
contribute  to  or  have  any  liability,  whether  absolute   or
contingent, with respect to any ERISA Plan.

(t) Use of Proceeds. The proceeds of the Bank One Loans and the Note will be used to repay all of Seller's outstanding borrowings from Transamerica Lender Finance, a division of Transamerica Business Credit Corporation and for working capital and other general corporate purposes.

(u) Availability of Borrowing Capacity. At Closing, the Seller has no less than $3,150,000 of available borrowing capacity under the Bank One Loans net of all related transaction expenses.

(v) Transaction Costs. Except as itemized on Schedule I to this Agreement, there are no costs, fees or expenses, including without limitation, broker's, finders, or placement fees or commissions, that have been paid or that will be payable by Seller or any of its Subsidiaries in connection with the issuance of the Note, Warrants and the Bank One Loans.

(w) Solvency. Upon and immediately after consummation of the transactions contemplated herein, Seller and each of its
Subsidiaries is solvent, has tangible and intangible assets having a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

(x) Proforma Balance Sheet. The proforma consolidated balance sheet of Seller referred to in Section 4(g) has been prepared by the management of Seller on a reasonable basis, taking into consideration the effect of the transactions contemplated hereby and by the Related Documents, and Seller is not aware of any fact which casts doubt on the accuracy or completeness thereof. To the best of Seller's management's knowledge, after giving effect to the transactions contemplated hereby, neither Seller nor any of the Subsidiaries will have any material liabilities, contingent or otherwise, which are not referred to in such balance sheet or the notes thereto.

(y) Proforma Projections. The projections referred to in Section 4(h) are based upon reasonable assumptions for the assessment of the future performance of Seller and its Subsidiaries during the periods indicated therein, and all such material assumptions used in the preparation of the projections are set forth in the notes thereto. Seller and Purchaser acknowledge that the projections are good faith estimates only, and there is no guaranty or assurance that the future performance of Seller reflected in the projections will be achieved.

Section 6.     Representations and Warranties of the Purchaser.

The representations and warranties of the Purchaser set forth in this Section 6 shall survive the purchase and sale of' the Note and Warrants, and any investigation made by the Seller shall not diminish the right of the Seller to rely upon such representations and warranties. Purchaser represents and warrants to the Seller as follows.

(a) Organization. Purchaser represents and warrants that Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Ohio and the execution, delivery and performance of this Agreement and each Related Document and of any instrument or agreement required by this Agreement, or each of the Related Documents are within its powers, have been duly authorized, and are not in conflict with the terms of any provision of its articles of organization, operating agreement or other organizational documents.

(b) No Conflicts. The execution, delivery and performance of this Agreement, the Related Documents and any other instrument or agreement required by this Agreement are not in conflict with any law or of any material indenture, agreement or undertaking to which Purchaser is a party or by which Purchaser is bound or affected.

(c) Enforceability. This Agreement is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, the Related Documents and any other instrument or agreement required under this Agreement, when executed or delivered, will be legal, valid, binding and enforceable.

(d) Authorization and Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person pursuant to applicable law, and no lapse of the waiting period under the applicable law, is necessary or required in connection with the execution, delivery and performance by Purchaser or enforcement against Purchaser of this Agreement or the transactions contemplated hereby.

(e) Experience. Purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and has substantial experience in evaluating and investing in securities of companies similar to the Seller and has made investments of securities other than those of the Seller. Purchaser acknowledges that by reason of its business or financial experience and financial condition, it has the ability to analyze and bear the entire risk of its investment pursuant to this Agreement.

(f) Investment Intent. Purchaser is acquiring its Note, Warrant Certificate and Warrant Shares for investment for its own account, not as a nominee and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the issuance and sale of such securities purchased by it hereunder (and the issuance to Purchaser of Warrant Shares upon the conversion of the Warrant Certificate) have not been, and will not be, subject to a registration statement filed under the Securities Act or any applicable state securities law by reason of a specific exemption from the registration provisions of the Securities Act and such state securities laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representation as expressed herein.

(g) Rule 144. Purchaser acknowledges that the securities which could be acquired hereunder are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions including, without limitation, the existence of a public market for the securities, the availability of certain current public information about the Seller, the resale occurring not less than two years after a party has purchased and paid for any security to be sold, the sale being effected through a "broker 5 transaction" or a transaction directly with a "market maker" as provided by Rule 144(f), and the number of securities being sold during any three-month period not exceeding specified limitations.

(h) No Public Market. Purchaser understands that no public market now exists for any of the securities to be purchased by it hereunder and that the Seller has given no assurance that a public market will ever exist for the Seller's securities.

(i)    Knowledge  of  Offer.  Purchaser  is  aware  of  and   has
  investigated the Seller's business, management and financial condition, has had the opportunity to inspect the Seller's facilities and has had access to such other information about the Seller as Purchaser has deemed necessary and desirable to reach an informed and knowledgeable decision to acquire the securities to be purchased by it hereunder. The purchase of such securities is not a result of an advertisement of an offering in connection with the sale of such securities.

Section 7.     Affirmative Covenants.

Until  payment in full of the Note, no Warrants or Warrant Shares are  outstanding and the performance by the Seller of all of  its
other  Obligations  hereunder,  the  Seller  shall,  unless   the
Purchaser waives compliance therewith in writing:

(a) Notices of Certain Events. Promptly give written notice to the Purchaser of:

     (i) all litigation affecting the Seller or any Subsidiary where the amount claimed is Two Hundred and Fifty
         Thousand Dollars ($250,000) or more, unless such litigation is in regards to purchased Eligible Policies in which case such notice shall be given if the amount claimed is One Hundred Thousand Dollars ($100,000) or more;

     (ii) any dispute which may exist between the Seller or any Subsidiary and any governmental regulatory body or law enforcement authority the result of which may have a material adverse effect on the financial condition or Business of the Seller or any Subsidiary;

     (iii) any Event of Default or any event which, upon a lapse of time or notice or both, would become an Event of Default;

     (iv) any other matter which has resulted or might result in a material adverse change in the Seller's or any Subsidiary's financial condition or operations; and

     (v)  the   intent  of  the  Seller  or  any  Subsidiary   to
          liquidate, at least thirty (30) days prior to the effective date of the liquidation

(b) Financial and Other Information Deliver to Purchaser in form and detail reasonably satisfactory to Purchaser:

     (i) within ninety (90) days after the end of each Fiscal Year, the audited consolidated Annual Financial Statements, including but not limited to a balance sheet, income statement, and statement of change in cash position, and promptly upon receipt thereof any management or similar letter delivered by the Accountants;

     (ii) within thirty (30) days after the end of each month of each Fiscal Year the Monthly Financial Statements;

     (iii) if an Event of Default has occurred and is continuing, promptly upon submission, copies of any of the Seller's periodic requests for funding under the Bank One Credit Agreement and list of Collateral submitted to the Bank One Lender;

     (iv) on January 1 and July 1 of each year for which the Note has an unpaid balance, a proforma budget for the next twelve (12) months and a management report regarding the financial condition and the Business of the Seller in form and substance acceptable to Purchaser in its reasonable discretion;

     (v) a Certificate of Compliance in the form of Exhibit C, showing compliance with the terms and conditions of this Agreement from (a) the Accountants with regard to the Annual Financial Statements and (b) the Chief Executive Officer of Seller with regard to the Monthly Financial Statements;

     (vi) within seven (7) Business Days of filing, any filings by Seller, Management or the Subsidiaries with the Commission; and

     (vii)      promptly  upon request of Purchaser,  such  other
          statements,  lists  of property and accounts,  budgets,
          forecasts   or  reports  as  Purchaser  may  reasonably
          request.

(c) Books Records Audits and Inspections. Maintain adequate books, accounts and records and prepare all Financial Statements required hereunder in accordance with GAAP consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over the Seller or the Seller's Business. For so long as the Security Agreements are in effect, permit employees or agents of the Purchaser at any reasonable time to inspect the Collateral and the Seller's properties to conduct appraisals of the Collateral, and to examine or audit the Seller's books, accounts and records and make copies and memoranda thereof. In the event any Collateral, properties, books, accounts or records are in the possession of or under the control of a third party, the Seller shall direct and hereby authorize such third party to permit access to the Purchaser's employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section, and to respond to any reasonable requests from the Purchaser for information concerning the amount, status or condition of any Collateral in a third party's possession or control. Seller shall give 30 days written notice to Purchaser of Seller's annual shareholders' meeting, to which meeting Seller shall invite Purchaser.

(d) Insurance. Seller and each Subsidiary shall insure and maintain insurance upon all of its assets and business properties and public and product liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like Business.

(e) AMIC and AMRC Insurance Contracts. Until payment in full of the Not, the Seller and each Subsidiary shall maintain in full force and effect the AMIC and AMRC Insurance Contracts.

(f)   Life  Insurance Policies. Seller shall  maintain  all  Life
Insurance Policies in full force and effect and shall pay all premiums when due.

(g) Payment of Taxes and Claims. Seller and each Subsidiary shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, Business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable or become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge, tax, assessment or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefore.

(h) Compliance with Laws. Seller and each Subsidiary shall comply in all material respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its Business, properties and assets if noncompliance therewith would materially adversely affect such Business.

(i) Preservation of Existence. Seller and each Subsidiary shall preserve and maintain its corporate existence, as the case may be, and its rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to do so would have a material adverse affect on the Seller's consolidated financial condition or operations; provided, however, that the Subsidiaries may merge with each other or with Seller upon 30 days prior written notice to Purchaser.

(j) Maintenance of Tangible Assets. Seller and each Subsidiary shall maintain its tangible assets in good condition and repair in accordance with the requirements of its Business and shall not permit any action or omission which might materially impair the value thereof normal wear and tear excepted.

(k) Performance of Contracts. Seller and each Subsidiary shall perform and comply with, in accordance with its terms, all material provisions of each and every material contract, agreement or instrument now or hereafter binding upon it, except to the extent it may contest the provisions thereof in good faith and by proper proceedings.

(I) Change in Management. Without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, Seller shall not initiate a change in the management of Seller until replacement management acceptable to Purchaser has been engaged by Seller. If a change in management occurs which is not initiated by Seller, Seller shall obtain replacement management acceptable to Purchaser within sixty (60) days. During such sixty
(60) day period, in addition, and supplemental to all other rights of Purchaser under this Agreement, Purchaser may install an auditor(s) in any of the business locations of the Seller to ascertain Seller's compliance with this Agreement.

Section 8.     Negative Covenants.

Until  payment in full of the Note and with respect  to  Sections
8(o), 8(q) and 8(r) the performance by the Seller of all of its other Obligations hereunder, Seller shall not, unless the prior written consent of the Purchaser is obtained:

(a) Tangible Net Worth. Calculated as of the end of each calendar quarter, permit, on a consolidated basis, the Seller's Tangible Net Worth plus Subordinated Indebtedness to be less than One Million Dollars ($1,000,000) commencing with the quarterly accounting period ending March 31, 1996

(b) Monthly Operating Expenses. Calculated as of the end of each calendar month beginning June 30, 1996, permit the Seller's Average Monthly Operating Expenses to exceed: (i) $125,000 if Seller's Average Monthly Policy Purchases is less that $1,500,000; (ii) $175,000 if Seller's Average Monthly Policy Purchases is less than $2,500,000, but greater than $1,500,000;
(iii) $250,000 if Seller's Average Monthly Policy Purchases is less than $4,000,000 but greater than $2,500,000; or (iv) $250,000 plus 5% of the amount by which Average Monthly Policy Purchases exceeds $4,000,000.

(c) Bank One Loans to Tangible Net Worth. Calculated as of the end of' each calendar month, permit the total Bank One Loans of the Seller to exceed twelve (12) times the sum of (i) the Seller's Tangible Net Worth; (ii) the outstanding principal balance of the Note; and (iii) Subordinated Indebtedness.

(d) Available Working Capital. Calculated as of the end of each calendar month, permit Working Capita] to be less than $500,000.

(e) Benefits Value Ratio. Permit the ratio, calculated at as of the end of' each calendar month, of (a) Total Net Benefits Value plus the Seller's consolidated cash and marketable securities in excess of $50,000 (excluding amounts on deposit with any agency of the Nation of Bermuda in satisfaction of insurance company capital requirements) to (b) the sum of Seller's outstanding balance under the Bank One Loans and the Note plus $500,000, to be less than 125% ("Benefits Value Ratio").

(f) Minimum Life Expectancy. Permit the Weighted Average Adjusted Remaining Life Expectancy of all Eligible Policies to exceed 12 months; provided, however, that the Weighted Average Adjusted Remaining Life Expectancy of all Eligible Policies may exceed 12 months, but in no case more than 15 months if the Benefits Value Ratio, calculated as of the end of each calendar month, is greater than or equal to 130%.

(g) Policy Maturity Performance Factor. Permit the Weighted Average Policy Performance Factor for all Eligible Policies, that in the prior twelve months reached Policy Maturity or whose Remaining Life Expectancy was less than or equal to zero, to exceed 1.5, calculated as of' the end of each calendar month.

(h)   Other  Indebtedness.  Create  or  incur  any  Indebtedness;
  provided, however, that this Section shall not be deemed to prohibit:

     (viii)    the Bank One Loans;

     (ii) the Indebtedness under the Note;

     (iii) the acquisition of goods, supplies or merchandise on normal trade credit;

     (iv) the endorsement of negotiable instruments received in the ordinary course of business as presently conducted;

     (v)   the Subordinated Indebtedness as shown on Schedule  2;
and

     (vi) Finder's Fees.


(i) Liens. Create, assume or suffer to exist any security interest, lien (including the lien of an attachment, judgment, or execution) or encumbrance, securing a charge or obligation, on or any of its property, real or personal, whether now owned or hereafter acquired, except:

     (i) security interest(s) in the Collateral in favor of the Bank One Lender;

     (ii) security interest(s) in the Collateral in favor of the Purchaser;

     (iii) Liens, security interests and encumbrances in existence as of the date of this Agreement which have been disclosed to the Purchaser in writing;

     (iv) Liens   for   current  taxes,  assessments   or   other
          governmental charges which are not delinquent or remain payable without any penalty; and

     (v) Liens on fixed or capital assets securing Indebtedness incurred or assumed for the sole purpose of financing all or part of the cost of acquiring such fixed or capital assets.

(j) Leases. In any of its Fiscal Years, enter into leases of any real or personal property where the total of all payments due under such leases exceeds $125,000.

(k) Capital Assets. In any Fiscal Year, expend or incur obligations including capital leases of more than Fifty Thousand
Dollars ($50,000) for the acquisition of fixed or capital interests.

(I) Acquisition. Acquire or purchase the assets or business of any other person, firm or corporation (except any such acquisition or purchase which qualifies as a purchase of Eligible Policies under the Bank One Credit Agreement), provided, however, that Subsidiaries may merge with or into Seller upon not less than thirty (30) days prior written notice to the Purchaser.

(m) Investments. Acquire or purchase securities other than obligations issued or guaranteed by the United States; or obligations having a maturity of less than one year which are rated in the highest rating category of Standard & Poors Corporation or Moody's Investors Service, Inc.

(n) Sales and Leasebacks. Dispose of any of its assets except for full, fair and reasonable consideration, or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(o) Dividends. Declare or pay any dividends on any of its Capital Stock, and not purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto, or redeem, retire, purchase or otherwise acquire directly or indirectly, any of the Capital Stock of the Seller or rights, warrants or options pertaining thereto or other security convertible into any of the foregoing, except the redemption of the Warrants, Warrant Shares or Purchase Shares pursuant to the terms of the Warrant Certificate (i) until repayment in frill of the Note after which time, subject to (ii) below, such dividends may be paid to the extent they will not cause an Event of Default under the Bank One Credit Agreement or this Agreement and (ii) during the period beginning on the date of the Notice of Exercise of the Put Option (as defined in the Warrant Certificate) and the date of payment of the Repurchase Price (as defined in the Warrant Certificate).

(p) Business Activities. Engage in any business activities or operation substantially different from or unrelated to the Business.

(q) Transactions with Affiliates. Enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate other than reimbursement of Qualified Expenses incurred by the Affiliate or any partner, officer or director thereof', enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or any partner, officer or director thereof or any former or current officer or director of the
Seller, except any transaction or contract which is in the ordinary course of the Seller's Business and which is upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arms-length transaction with a Person not an Affiliate. Provided that during the period beginning on the date of the Notice of Exercise of the Put Option (as defined in the Warrant Certificate) and the date of payment of the Repurchase Price (as defined in the Warrant Certificate), no such amounts other than Qualified Expenses shall be paid to Affiliates. All existing transactions of Seller with any Affiliate are described and itemized on Exhibit G, and shall, with the exception of the Qualified Expenses, be subordinated to the Obligations.

(r) Management Fees. The Seller shall not pay any Management Fees (i) while the Note is outstanding or (ii) during the period beginning on the date of Notice of Exercise of the Put Option (as defined in the Warrant Certificate) and the date of payment of the Repurchase Price (as defined in the Warrant Certificate).

(s) Issuance or Sale of Capital Stock. Except for purchases of Preferred Stock by Management pursuant to the Validity and Support and Guaranty Agreement dated as of the date hereof by and between Management and Bank One, without the prior written consent of the Purchaser, permit the sale or issuance of any Preferred Stock of the Seller.

(t) Creation of Class of Capital Stock. Without the prior written permission of the Purchaser, create any additional class of Capital Stock.

(u) ERISA Plans. Adopt or agree to maintain or contribute to any ERISA Plan without the prior written consent of the Purchaser which consent shall not be unreasonably withheld. The Seller shall promptly notify the Purchaser in writing in the event an ERISA Affiliate adopts an ERISA Plan.

Section 9.     Events of Default.

The occurrence of any of the following events shall, at the option of the Purchaser, constitute an Event of Default ("Event of Default") hereunder and under the Note.

(a) Failure to Pay. The Seller fails to pay when due, any installment of interest or any other sum due under this Agreement or the Note in accordance with the terms hereof or thereof;

(b) Breach of Representation or Warranty. Any representation or warranty herein or in any agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby proves to have been false or misleading in any material respect when made and which a reasonably prudent businessman would believe would have an material adverse effect on the Seller's or any Subsidiary's financial condition or Business,

(c) Falsity of Information. Any financial or other information delivered by the Seller to the Purchaser proves to be false or misleading in any material respect when delivered;

(d) Security Interest. The Purchaser fails to have a valid and enforceable perfected security interest in or lien on any material part of the Collateral or such security interest or lien in the Collateral fails to be prior to the rights and interest of all others except the Bank One Lender in the

Collateral, except as such failure is caused by the negligence of the Purchaser in filing the financing statements with regard to the Collateral or a tax lien which the Seller is in good faith contesting;

(e) Judgments. A final nonappealable judgment or judgments is or are entered against the Seller or any Subsidiary in the aggregate amount of Fifty Thousand Dollars ($50,000) or more on a claim or claims not covered by insurance;

(f) Failure to Pay Debts Voluntary Bankruptcy. Management, the Seller or any Subsidiary fails to pay its debts generally as they come due, or files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

(g) Involuntary Bankruptcy. An involuntary petition is filed under any bankruptcy or similar statute against Management, the Seller or any Subsidiary or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of the properties of Management, the Seller, or any Subsidiary and such petition or appointment is not dismissed within ninety (90) days;

(h) Governmental Action. Any governmental regulatory authority takes or institutes action which will materially adversely affect the Seller's consolidated condition, operations or ability to pay the Seller's obligations under this Agreement, the Note or any instrument or agreement required under this Agreement;

(i) Default of Other Financial Obligations. Any default occurs under the Bank One Credit Agreements, any agreement, note or document related to any such agreement or any other agreement involving the borrowing of money or the advance of credit to which the Seller may be a party as obligor or guarantor, if such default consists of the failure to pay any Indebtedness in an aggregate principal amount greater than $25,000 when due and such default gives to the holder of the obligation concerned the right to accelerate such Indebtedness;

(j) Default Under Security Agreements Warrant Certificate or Other Agreement. The Seller breaches or defaults in any material respect under any of its obligations contained in the Security Agreements, the Validity and Support Agreements, the Warrant Certificate or any other agreement with the Purchaser;

(k) Material Adverse Change. Any material adverse change occurs in the consolidated financial condition or results of operations of the Seller or in the Seller's ability to perform their obligations under this Agreement, the Note or under any instrument or agreement required by this Agreement;

     (1) Change of Control. There is a Change of Control of the Seller;

(m) Tangible Net Worth of Management. The Tangible Net Worth plus all subordinated indebtedness (as defined in accordance with GAAP) of Management shall be less that $2,000,000, calculated at the end of each calendar month;

(n) Investor's Equity. There is a sale of more than 25% of the Investor's Equity; provided, however, that for purposes of this
Section 9(n), Resource Holding Associates shall be excluded from the definition of Investor's Equity; and

(o) Other Breach Under Agreement. The Seller breaches, or defaults in any material respect under, any term, condition, provision, representation or warranty contained in this Agreement not specifically referred to in this Section, provided that with respect to any of the foregoing (other than (a), (f) and (g)) that is capable of being cured, the Seller has failed to cure the same within thirty (30) days (sixty (60) days with respect to the covenants of Section 8(f) and 8(g)) from the receipt of notice thereof from the Purchaser;

Section 10.  Consequences of Event of Default.

(a) If any Event of Default specified under Section 9, other than subsections (f) and (g) thereof, shall occur and be continuing, the Purchaser may, by written notice to the Seller, declare the principal and interest accrued on the Note and all other obligations of the Seller hereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

(b)   If an Event of Default specified under subsections (f)  and
(g) of Section 9 hereof shall occur, the unpaid balance of the principal and interest accrued on the Note and all other obligations of the Seller hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

Section 11.    Miscellaneous.

(a) No Implied Rights or Waivers. No notice to or demand on the Seller in any case shall entitle the Seller to any other or further notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of the Purchaser in exercising any right, power or privilege hereunder or under the Note or Warrant Certificate shall operate as a waiver thereof nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

(b) Modifications, Amendments or Waivers. Seller and Purchaser may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights hereunder or give waivers or consents to a departure from the due performance of their

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obligations  hereunder  provided  that  no  departure  from   the
Seller's due performance of its obligations hereunder shall be effective unless agreed to in writing by the Purchaser.

(c) Expenses. The Seller shall pay or cause to be paid and save the Purchaser harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees (including fees of the Purchaser's Legal Department not to exceed $25,000) and disbursements, incurred or paid by the Purchaser in connection with (i) the due diligence inquiries, negotiation, development, preparation, execution and performance of this Agreement, the Note, the Security Agreements, the Warrant Certificate, the Intercreditor Agreement, the Validity and Support Agreement. and the related transactions, (ii) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof and (iii) the enforcement of this Agreement, the Note, the Security Agreements, the Warrant
Certificate, Validity and Support Agreement, the Co-Sale Agreement and the Intercreditor Agreement, including such reasonable expenses as may be incurred by the Purchaser in collection of the Note.

(d)   Accounting  Terms.  All accounting terms  not  specifically
defined  herein  shall  be  construed  in  accordance  with   all
Financial Statements of the Seller referred to herein shall be prepared, consistently applied.

(e) Entire Agreement. This Agreement including the Exhibits or Schedules hereto, constitutes the entire agreement relating to the subject matter hereof among the Parties hereto. Each Party acknowledges that no representation, inducement, promise or agreement has been made, orally or otherwise, by any other Party, or anyone acting on behalf of any other Party, unless such representation, inducement, promise or agreement is embodied in this Agreement expressly or by incorporation.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

(g) Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

(h) Third Party Beneficiaries. The obligations of each Party under this Agreement shall inure solely to the benefit of the other Parties, and no other person or entity shall be a third party beneficiary of this Agreement.

(i) Rules of Construction. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement.

     (i) Terms that imply gender shall be construed to apply all genders.

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     (ii) References to Sections, Schedules and Exhibits refer to the numbered Sections of the Schedules of and the Exhibits attached to this Agreement.

     (iii)     Headings to the various Sections of this Agreement
          are included solely for purposes of reference and shall
          be   ignored  in  construing  the  provisions  of  this
          Agreement.

     (iv)The Exhibits and Schedules attached to this Agreement are incorporated herein by reference.

     (v) "Herein", "here to", "hereof" and words of similar import refer to this Agreement.

     (vi) The  word "and" connotes "each and every", and the word
          "or" connotes "any one or more".

     (vii) The word "including" connotes "including without limitation".

     (viii)Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement and to the corresponding provision of any successor law or regulation.

     (ix) Any reference to any agreement or other document in this Agreement refers to that agreement or other document as amended from time-to-time after the date of this Agreement.

     (x) The recitals included in this Agreement are the mutual representations of the Parties and are a part of this Agreement.

(j) Notices. Any notice or other communication required or permitted to be made or given under this Agreement, shall be in writing and shall be deemed to have been received by the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the date actually received if hand delivered or if transmitted by telefax (receipt of which is confirmed to sender); (iii) three business days after such notice was deposited in the United States Mail postage prepaid; or (iv) one business day after such notice was delivered to an overnight delivery service addressed, delivered or transmitted in each case as follows:

PURCHASER:

Banc One Capital Partners V, Ltd.
90 North High Street

                               31

Columbus, Ohio 43215
ATTENTION:     Phillip J. Sbrochi
Telephone:     (614) 227-7729
Telefax:  (614)221-2441

With A Copy to:

Banc One Capital Corporation
90 North High Street
Columbus, Ohio 43215
ATTENTION:     Legal Department
Telephone: (614) 227-7727
Telefax:    (614) 227-7750

Seller:

National Capital Benefits Corp.
540 Madison Avenue, Suite 1702
New York, New York 10022
ATTENTION:     Kenneth Klein
Telephone: (212) 750-1000
Telefax:   (212) 750-8860

With a copy to:

Resource Holdings Associates
520 Madison Avenue, 40th Floor
New York, New York 10022
ATTENTION: John Shaw
Telephone: (212) 980-3883
Telefax:   (212)935-3851

Robins, Kaplan, Miller & Ciresi
2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, Minnesota 55402-2015
ATTENTION: Kevin L. Crudden
Telephone: (612)349-8500
Telefax: (612)339-4181

A Party's address for notice may be changed from time-to-time only by written notice given to each of the other Parties in accordance with this Section.

                               32

(k) Assignment. Neither this Agreement nor any of the rights or duties hereunder may be assigned by any Party without the prior written consent of each of the other Parties, and any assignment attempted without such prior consent shall be null and void.

(1) Further Acts and Documents. Each of the Parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

(m) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement

The remainder of this page is intentionally left blank.

                               33

The Parties have caused this Agreement to he executed and delivered effective as of the date first written above.

SELLER:                       PURCHASER:
NATIONAL CAPITAL BENEFITS          BANC ONE CAPITAL PARTNERS V,
CORP.                              LTD.

                              By: BOCP Holdings Corporation,
By:/s/Kenneth Klein           Manager
Kenneth Klein, President      By:/s/Phillip J. Sbrochi
                              Phillip J. Sbrochi, Vice President

34